SECURITIES AND EXCHANGE COMMISSION

                     WASHINGTON, D. C.  20549


                             FORM 8-K


                 PURSUANT TO SECTION 13 OR 15(d)
              OF THE SECURITIES EXCHANGE ACT OF 1934

       Date of Earliest Event Reported - February 24, 1999


                      FIRST VIRGINIA BANKS, INC.
      (Exact name of registrant as specified in its charter)



       Virginia               1 - 6580           54-0497561
 (State of Incorporation)    (Commission         (IRS Employer
                            File Number)      Identification No.)



6400 Arlington Boulevard               Falls Church Virginia  22042
(Address of principal executive offices)             (Zip Code)



                          (703) 241-3656
       (Registrant's telephone number, including area code)



                         Not Applicable
      (Former name or address, if changed since last report)



The exhibit index as required by item 601(a) of Regulation S-K is included on page 4 of this report.






Item 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANTS

    On February 24, 1999, the Audit Committee of First Virginia Banks, Inc. ("First Virginia") approved, and First Virginia's Board of Directors ratified, the appointment of the accounting firm KPMG LLP as independent accountants for the year ending December 31, 1999 to replace Ernst & Young LLP ("E&Y"), who were dismissed as the independent accountants effective with such appointment.

    The reports of E&Y on First Virginia's consolidated financial statements for the years ending December 31, 1998 and 1997 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. In connection with the audits of First Virginia's consolidated financial statements for the two years ended December 31, 1998 and through February 24, 1999, there have been no disagreements between First Virginia and E&Y on any matter of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of E&Y, would have caused them to make reference thereto in their report on the financial statements for such years. In addition, there were no reportable events (as defined in SEC Regulation S-K, Item 304(a)(1)(v)) during the two years ending December 31, 1998 and through February 24, 1999.

    First Virginia has requested that E&Y furnish a letter addressed to the Securities and Exchange Commission stating whether or not E&Y agrees with the above statements. A copy of such letter will be filed at a later date as an amendment to this Form 8-K.

Item 7.  FINANCIAL STATEMENTS AND EXHIBITS


Exhibit                      Description of Exhibit


    16 Letter Regarding Change in Certifying Accountant. (This letter will be filed later as an amendment to this Form 8-K).










                            SIGNATURE


    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.




                                  FIRST VIRGINIA BANKS, INC.
                                  (Registrant)



Date:  March 3, 1999  By:         /s/ Barry J. Fitzpatrick
                                  -------------------------
                                  Barry J. Fitzpatrick, Chairman,
                                  President and Chief Executive
                                  Officer

                          EXHIBIT INDEX


Exhibit            Description of Exhibit                    Page

    16             Letter Regarding Change in         To be filed
                   Certifying Accountant